Exhibit 10.14

Personal and Confidential

April 13, 2012

Ms. Lisa Im

Chief Executive Officer

Diversified Collection Services, Inc.

Performant Financial Corporation

333 North Canyons Parkway

Suite 300

Livermore, CA 94551

Re: Termination of the Advisory Services Agreement dated January 8, 2004, by and among Diversified Collection Services, Inc. (the “Company”), an indirect subsidiary of Performant Financial Corporation (the “Parent”), and PCP Managers, LLC (as successor to Parthenon Capital, LLC) (“Parthenon”), as amended by that certain Amendment to the Advisory Agreement dated as of March 19, 2012 (altogether, the “Agreement”). Unless noted otherwise, capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Agreement.

Dear Lisa:

As we’ve discussed, we hereby agree to terminate the Agreement, and in connection therewith, the Company agrees:

1. to pay to Parthenon (or its designee) an aggregate amount of $1,300,000.00, payable on the current schedule of $108,622.22 per quarter; provided, however, that any remaining balance will become immediately due upon the occurrence of an initial public offering (“IPO”) or a Sale of the Company (as defined in that certain Stockholders Agreement dated as of January 8, 2004, by and among Parent, Parthenon DCS Holdings, LLC, and the other signatories thereto, as amended from time to time) (the “Stockholders Agreement”); and

2. to pay Parthenon (or its designee), upon the earlier to occur of (i) the closing of an IPO or (ii) Sale of the Company (as defined in the Stockholders Agreement), a fee (payable in cash at the closing of the applicable transaction) equal to (x) in the case of an IPO, 1.00% of the aggregate gross proceeds of the IPO or (y) in the case of a Sale of the Company, 1.00% of the aggregate consideration received by any person or entity (whether in cash, securities or other property (valued by Parthenon at fair market value in good faith), including any assumption of debt and assuming payment in full of all escrow amounts and other contingent consideration) in connection with such Sale of the Company.

The Company agrees that Parthenon has no liability or other obligations pursuant to the Agreement.

[Signature page follows]

Very truly yours,

PCP Managers, LLC

By:	/s/ Brian Golson
Name:	Brian Golson
Title:	Authorized Signatory

ACCEPTED AND AGREED AS
OF THE DATE FIRST WRITTEN ABOVE

Diversified Collection Services, Inc.

By:	/s/ Lisa Im
Name:	Lisa Im
Title:	Chief Executive Officer

ACCEPTED AND AGREED AS
OF THE DATE FIRST WRITTEN ABOVE

Performant Financial Corporation

By:	/s/ Lisa Im
Name:	Lisa Im
Title:	Chief Executive Officer